SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DIGITAL RIVER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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DIGITAL RIVER, INC.
9625 WEST 76TH STREET
EDEN PRAIRIE, MN 55344
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2006
To the Stockholders of Digital River, Inc.:
      Notice Is Hereby Given that the Annual Meeting of Stockholders of Digital River, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 31, 2006, at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, 55402 for the following purposes:

(1) To elect two directors to hold office until the 2009 Annual Meeting of Stockholders;

(2)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, par value, $.01 per share, from 60,000,000 shares to 120,000,000 shares;

(3)	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      The Board of Directors has fixed the close of business on April 12, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Kevin L. Crudden

Kevin L. Crudden
Secretary
Eden Prairie, Minnesota
April 28, 2006
      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU DO NOT RETURN THE ENCLOSED PROXY, YOU MAY VOTE YOUR SHARES ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PERFORMANCE MEASUREMENT COMPARISON3
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

DIGITAL RIVER, INC.
9625 WEST 76TH STREET
EDEN PRAIRIE, MN 55344
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 31, 2006
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited on behalf of the Board of Directors of Digital River, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 31, 2006, at 3:30 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. The Company intends to mail this proxy statement and accompanying proxy card on or about April 28, 2006 to all stockholders entitled to vote at the Annual Meeting.
Solicitation
      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company Common Stock, par value $.01 per share (“Common Stock”) beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company, who will not be paid any additional compensation for such services.
Voting Rights and Outstanding Shares
      Only holders of record of Common Stock at the close of business on April 12, 2006 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 12, 2006, the Company had outstanding and entitled to vote 39,501,215 shares of Common Stock.
      Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.
Voting Via the Internet or by Telephone
      Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.
      The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of the Stockholder
      Stockholders of record may grant a proxy to vote shares of Company Common Stock by using a touch-tone telephone to call 1-800-560-1965 or via the Internet by accessing the website http://www.eproxy.com/driv. You will be required to enter the Company number, a seven-digit control number (these numbers are located on the proxy card) and the last four digits of your social security number or tax identification number. If voting via the Internet, you will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and you will be prompted to submit or revise them as desired. Votes submitted by telephone or via the Internet must be received by 12:00 noon, Central Time, on May 30, 2006. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in the Name of a Broker or Bank
      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may go to http://www.proxyvote.com to grant a proxy to vote your shares by means of the Internet. Votes submitted via the Internet must be received by 12:00 noon, Central Time, on May 30, 2006. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. A beneficial owner who wishes to vote at the meeting must have an appropriate proxy from his or her broker or bank appointing that beneficial owner as attorney in fact for purposes of voting the beneficially held shares at the meeting.
Revocability of Proxies
      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 9625 West 76th Street, Eden Prairie, Minnesota 55344, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.
      If you are the beneficial owner of shares held in the name of a broker or bank and you wish to vote at the Annual Meeting, you must have an appropriate proxy from your broker or bank appointing you as attorney-in-fact for purposes of voting such shares at the meeting.
Stockholder Proposals
      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 18, 2006.
      For business to be properly brought before an annual meeting by a stockholder, the stockholder, wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy, must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on April 1, 2007, nor earlier than the close of business on March 2, 2007. Stockholders also are advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
PROPOSAL 1
ELECTION OF DIRECTORS
      The Company’s Restated Certificate of Incorporation and bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.
      The Board of Directors presently has six members and one vacancy. There are two directors in the class whose term of office expires in 2006 (William J. Lansing and Frederic M. Seegal), and the Nominating and Corporate Governance Committee of the Board has nominated Messrs. Lansing and Seegal to stand for reelection at the upcoming Annual Meeting. Set forth below is the name, age and biographical information for each person nominated. Messrs. Lansing and Seegal are currently directors of the Company who were previously elected by the stockholders. If elected at the Annual Meeting, Messrs. Lansing and Seegal would serve until the 2009 annual meeting and until their respective successors are elected and have qualified, or until the director’s death, resignation or removal.
      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees. In the event that the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as the Nominating and Corporate Governance Committee may propose. The nominees have agreed to serve if elected, and the Nominating and Corporate Governance Committee and management have no reason to believe that the nominees will be unable to serve.
      Abstentions will be counted towards a quorum and towards the vote total for this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted towards the vote total for this proposal.
Nominees for Election for a Three-year Term Expiring at the 2009 Annual Meeting:

William J. Lansing
      Mr. Lansing (47) has served as a director of the Company since November 1998. Since 2004, Mr. Lansing has been the Chief Executive Officer and a member of the Board of Directors of Valuevision Media, Inc. Mr. Lansing was a general partner at General Atlantic Partners from September 2001 to December 2003. Mr. Lansing served as Chief Executive Officer at NBCi from April 2000 to August 2001. From May 1998 to March 2000, Mr. Lansing was an executive officer with Fingerhut Companies, Inc. and most recently served as its Chief Executive Officer. From October 1996 to May 1998, Mr. Lansing served as Vice President for Business Development for General Electric Corporation. From January 1996 to October 1996, he was Chief Operating Officer at Prodigy Services Company. From September 1986 to December 1995, Mr. Lansing was employed by McKinsey & Co. Mr. Lansing is a member of the Board of Directors of RightNow Technologies, Inc. and Fair Isaac Corporation.

Frederic M. Seegal
      Mr. Seegal (58) has served as a director of the Company since June 2000. Since September 2002, Mr. Seegal has been Executive Vice President of Stephens Inc., an investment bank. From 1994 to 2001, Mr. Seegal served as President of Dresdner Kleinwort Wasserstein, Inc. and its predecessors, an investment bank. From 1990 to 1994, Mr. Seegal was Managing Director/ Co-Head of Domestic Corporate Finance at Salomon Brothers. Prior to that, Mr. Seegal was in charge of Lehman Brothers’ investment banking activities in the Media & Communications Industries. Mr. Seegal is President of the New York City Center.
The Board of Directors Recommends
a Vote in Favor of the Named Nominees
Directors Continuing in Office Until the 2007 Annual Meeting:

Joel A. Ronning
      Mr. Ronning (49) founded the Company in February 1994 and has been Chief Executive Officer and a director of the Company since that time. From February 2001 to February 2004, Mr. Ronning was a member of the Office of the President, and from February 1994 to July 1998, he also was President of the Company. From May 1995 to December 1999, Mr. Ronning served as Chairman of the Board of Directors of Tech Squared, Inc., a direct catalog marketer of software and hardware products, and from May 1995 to July 1998, he served as Chief Executive Officer, Chief Financial Officer and Secretary of Tech Squared, Inc. From May 1995 to August 1996, Mr. Ronning also served as President of Tech Squared, Inc. Mr. Ronning founded MacUSA, Inc., formerly a wholly owned subsidiary of Tech Squared, Inc., and he served as a director of MacUSA, Inc. from April 1990 to December 1999. From April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA, Inc.

Perry W. Steiner
      Mr. Steiner (40) has served as a director of the Company since April 1998 and served as President of the Company from August 1998 to February 2001. Since February 2001, Mr. Steiner has served as a Partner of Arlington Capital Partners, a private equity fund. Previously, Mr. Steiner served as senior member of Wasserstein Perella & Co., Inc., an investment banking firm, and as a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West. Mr. Steiner serves as a director of Main Line Broadcasting, Cherry Creek Radio and Long Island Radio.

J. Paul Thorin
      Mr. Thorin (62) has served as a director of the Company since June 1996. Since July 2005, Mr. Thorin has been in private legal practice in Santa Clara, California. From September 2000 to June 2005, Mr. Thorin has served as Vice President and General Counsel of ArrayComm, Inc., a wireless technology company. From July 2000 to September 2000, Mr. Thorin served as Vice President and General Counsel of Mindmaker, Inc., a developer of artificial intelligence technologies. From April 1996 to July 2000, Mr. Thorin served as General Counsel of Fujitsu America Inc., a subsidiary of Fujitsu Limited, and from June 1997 to July 2000 he served as its Vice President and General Counsel.
Directors Continuing in Office Until the 2008 Annual Meeting:

Thomas F. Madison
      Mr. Madison (70) has served as a director of the Company since August 1996 and lead director since February 2005. Since January 1993, he has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. From December 1996 to March 1999, Mr. Madison served as Chairman of Communications Holdings, Inc., a communications and systems integration company. From August 1999 to March 2000, Mr. Madison served as Chairman of

AetherWorks, Inc., a provider of Internet telephony and data networking solutions for the telecommunications industry. From February 1994 to September 1994, Mr. Madison served as Vice Chairman and Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US WEST Communications Markets, a division of US WEST, Inc. From 1985 to 1987, Mr. Madison served as President and Chief Executive Officer of Northwestern Bell Telephone Co. Mr. Madison serves as a director of Valmont Industries Inc., Delaware Group of Funds, CenterPoint Energy and Rimage Corporation, and, since September 2003, he has served as Chairman of Banner Health System.
Board Committees and Meetings
      The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. In addition, in February 2005, the Board of Directors appointed Thomas F. Madison as the Lead Director of the Board for the purposes of overseeing and evaluating matters of corporate and Board governance. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has a written charter which may be viewed on the Company’s Web site at www.digitalriver.com under the “Investor Relations” link. The charters include information regarding the committees’ composition, purpose and responsibilities.
      The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee qualify as independent directors (as independence is currently defined in rules promulgated by the NASD, and in the case of the Audit Committee, the SEC and the NASD).
      During the fiscal year ended December 31, 2005, each of the directors attended at least 75% of the total meetings of the Board and of the committees on which he served and which were held during the period he was a director or committee member. The Company encourages, but does not require, directors to attend the annual meeting of stockholders. In 2005, Messrs. Ronning and Madison attended the annual meeting.
      The following table summarizes the membership of the Board and each of its Committees as well as the number of times each met during fiscal 2005.

Corporate
Governance and
Director	Board	Audit	Compensation	Nominating	Finance

Mr. Ronning	Chair	—	—	—	—
Mr. Madison (Lead)	Member	Chair	Member	Chair	—
Mr. Lansing	Member	—	Chair	Member	Member
Mr. Seegal	Member	—	Member	Member	Chair
Mr. Steiner	Member	Member	—	Member	—
Mr. Thorin	Member	Member	—	Member	—
Number of Meetings in Fiscal 2005:
Regular	4	6	2	2	2
Special	1	0	0	0	0

Audit Committee
      The Audit Committee of the Board of Directors of the Company oversees the Company’s corporate accounting and financial reporting processes and audits of the Company’s financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement and compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statement reviews. Mr. Madison serves as the Chair of the Audit Committee and the Board has determined that Mr. Madison is an “audit committee financial expert” as defined in rules promulgated by the SEC. The Board of Directors has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A to this proxy statement.

Compensation Committee
      The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Mr. Lansing serves as the Chair of the Compensation Committee.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee identifies, reviews, evaluates, recommends and approves candidates for membership on the Board and its various committees, and also is responsible for oversight of corporate governance issues. Mr. Madison serves as the Chair of the Nominating and Corporate Governance Committee.
      The Company’s bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that must be met by a stockholder in order to have a stockholder proposal included in the Company’s proxy statement. See “Information Concerning Solicitation and Voting — Stockholder Proposals.” To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the slate of nominees presented at the Company’s annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider qualified candidates for director suggested by the stockholders. Stockholders can suggest qualified candidates for director by writing to the attention of the Company’s Corporate Secretary at 9625 West 76th Street, Eden Prairie, Minnesota 55344. The Company will forward submissions that it receives which meet the criteria outlined below to the Nominating and Corporate Governance Committee for further review and consideration. Any stockholder submissions are encouraged to be forwarded to the Company’s Corporate Secretary prior to November 30, 2006 to ensure time for meaningful consideration of the nominee. See also “Information Concerning Solicitation and Voting — Stockholder Proposals” for applicable deadlines. The Nominating and Corporate Governance Committee also may develop other more formal policies regarding stockholder nominations.
      Although the Nominating and Corporate Governance Committee has not formally adopted minimum criteria for director nominees, the Nominating and Corporate Governance Committee does seek to ensure that the members of the Company’s Board possess both exemplary professional and personal ethics and values and an in-depth understanding of the Company’s business and industry. The Nominating and Corporate Governance Committee also believes in the value of professional diversity among members of the Board, and it feels that it is appropriate for members of the Company’s senior management to participate as members of the Board. The Nominating and Corporate Governance Committee requires that at least one member of the Board qualify as an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of independence under rules promulgated by the NASD.

      The Nominating and Corporate Governance Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue to serve on the Company’s board are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with the benefits of bringing on members with new perspectives. If any member of such class of directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member of such class of directors for reelection, the Nominating and Corporate Governance Committee will review the skills and experience of a new nominee in light of the criteria above.

Finance Committee
      The Finance Committee advises senior management with respect to various strategic undertakings, including capital raising activities, acquisitions and other financial matters. The Finance Committee is composed of Messrs. Seegal and Lansing and it meets only occasionally as may be necessary to assist senior management. Mr. Seegal serves as the Chair of the Finance Committee. All members are independent (as independence is currently defined in the rules promulgated by the NASD). The Finance Committee has not adopted a written charter.
Director Independence
      The Board has reviewed director independence. As a result of this review, the Board determined that five of the six directors (including both of the directors being nominated for re-election at the annual meeting) are independent of the Company and its management. The independent directors are Messrs. Madison, Lansing, Steiner, Seegal and Thorin. Mr. Ronning is considered an inside director because of his continued employment as a senior executive of the Company.
Executive Sessions
      During fiscal 2005, the non-management independent directors met in executive sessions without management on four occasions. Mr. Madison presided over these executive sessions as the Lead Director.
Code of Conduct and Ethics
      The Company has adopted a Code of Conduct and Ethics that applies to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Chief Financial Officer and its Controller. The Company will provide a copy of the Code to any person, without charge, upon request. Such requests can be made in writing to the Company’s Corporate Secretary at 9625 West 76th Street, Eden Prairie, Minnesota 55344. To the extent permitted by the rules promulgated by the NASD, the Company intends to disclose any amendments to, or waivers from, the Code provisions applicable to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Chief Financial Officer and Controller, or with respect to the required elements of the Code on the Company’s website, www.digitalriver.com, under the “Investor Relations” link.
Communications with the Board of Directors
      If you wish to communicate with the Board of Directors, with the independent directors as a group or with the Lead Director, you may send your communication in writing to the Company’s Corporate Secretary at 9625 West 76th Street, Eden Prairie, Minnesota 55344. You must include your name and address and indicate whether you are a stockholder of the Company. The Corporate Secretary will compile all communications, summarize all lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. For example, the Corporate Secretary will forward stockholder communications recommending potential director nominees to the chairman of the Nominating and Corporate Governance Committee. The Corporate Secretary will not forward non-substantive communica-

tions or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the Company for resolution. In this case, the Corporate Secretary will retain a copy of such communication for review by any director upon his request.
Director Nominations
      The Nominating and Corporate Governance Committee is the standing committee responsible for identifying and recommending nominees for election to the Board of Directors. All director nominees approved by the Board are required to stand for election by our shareholders at the next annual meeting.
      The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. A candidate must exhibit strong personal integrity, character, ethics, and judgment. When evaluating prospective candidates, the Committee will consider, in accordance with its charter, such factors as:

•	The candidate’s business skills and experience

•	The candidate’s satisfaction of independence and qualification requirements of the NASD

•	The mix of directors and their individual skills and experiences

•	Core competencies that should be represented on the Board
When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee assesses the contributions of those directors, their performance and their attendance at Board and respective Committee meetings.
      The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Corporate Secretary, at 9625 West 76th Street, Eden Prairie, Minnesota, 55344, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. Such proposals for nominees will be given due consideration by the Nominating and Corporate Governance Committee for recommendations to the Board based on the nominee’s qualifications.
      No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any shareholder in connection with the 2006 Annual Meeting. Any stockholder submissions are encouraged to be forwarded to the Company’s Corporate Secretary prior to November 30, 2006 to ensure time for meaningful consideration of the nominee. See also “Information Concerning Solicitation and Voting — Stockholder Proposals” for applicable deadlines.
Report of the Audit Committee of the Board of Directors1
      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005, which include the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each year in the periods ended December 31, 2005, 2004 and 2003, and the notes thereto.
      The Audit Committee reviews the Company’s consolidated financial statements, corporate accounting and financial reporting process and internal controls on behalf of the Board of Directors. All of the members of the Audit Committee are independent under the current requirements of the Nasdaq Stock

1This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Market, Inc. and SEC rules and regulations. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities with respect to the Company’s corporate accounting and financial reporting process, the Audit Committee regularly reviews and discusses the financial statements with management, including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also regularly meets with the Company’s independent auditors who have unrestricted access to the Audit Committee. During the year ended December 31, 2005, the Audit Committee actively participated in overseeing the Company’s efforts in developing and testing internal controls over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with which the Company’s independent auditors issued an unqualified opinion in March 2006.
      The Audit Committee determines the engagement and compensation of the independent auditors, evaluates the performance of and assesses the qualifications of the independent auditors, reviews and pre-approves the retention of the independent auditors to perform any proposed permissible non-audit services and monitors the rotation of partners of the independent auditors on the Company engagement team. The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP such auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), and considered the compatibility of any non-audit services with the independence of Ernst & Young LLP.
      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.
      Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC in March 2006.
Audit Committee
Thomas F. Madison, Chairman
Perry W. Steiner
J. Paul Thorin
PROPOSAL 2
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
      The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of Common Stock from 60,000,000 to 120,000,000 shares.
      The additional shares of Common Stock would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock, such as dilution of the earnings per shares and voting rights of current holders of Common Stock.

      If the amendment is adopted, it will become effective upon filing of a certificate of amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
      As of April 1, 2006, 39,492,865 shares of the Company’s 60,000,000 authorized shares of Common Stock were issued and outstanding, 6,011,019 shares were reserved for issuance upon the exercise of outstanding options or available for grant under the Company’s 1998 Equity Incentive Plan (the “1998 Plan”), 628,036 shares reserved for issuance under the Company’s 2000 Employee Stock Purchase Plan and 4,425,486 shares were reserved for issuance under the Company’s $195 million of 1.25% convertible senior notes due 2024.
      Consequently, the Company is currently limited to 9,442,594 authorized but unissued shares if it desires to issue stock for additional equity compensation, or for stock splits, stock dividends, or acquisitions or to obtain funds through a private or public offering, or any other purpose. The Board believes that it is in the Company’s best interests to have additional authorized but unissued Common Stock available for issuance to meet business needs as arise from time to time, without the expense and delay of seeking stockholders approval for additional authorized shares at that time. Thus, the Board believes that it is in the Company’s best interest to increase the authorized Common Stock beyond the currently available shares for such business needs. Such business needs may include future stock splits or stock dividends, equity financings, acquisitions, adoption of new or modifying current employee benefit plans, and other proper corporate purposes identified by the Board in the future, though the Company has no current plans, arrangements or understandings to issue the additional shares of Common Stock that would be authorized by this proposal.
      Any future issuance of such Common Stock would remain subject to separate stockholder approval if required by applicable law or Nasdaq rules. While authorization of the additional shares will not currently dilute the proportionate voting power or other rights of existing stockholders, future issuances of Common Stock could reduce the proportionate ownership of existing holders of the Company’s Common Stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders. Common Stock (including the additional Common Stock authorized pursuant to this proposal) may be issued from time to time upon authorization of the Board, without further approval by the stockholders, unless otherwise required by applicable law or Nasdaq rules, and for the consideration that the Board may determine is appropriate and as may be permitted by applicable law. As provided for by the Delaware General Corporation Law, the Board has directed that the proposed Amendment to increase the authorized Common Stock from 60,000,000 to 120,000,000 shares be submitted to a vote of the stockholders at the Annual Meeting.
      Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for a combination of the Company with another company), this proposal is not in response to any effort of which we are aware to accumulate the Company’s stock or obtain control of the Company nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.
      The proposed Amendment would amend Article IV of the Company’s Amended and Restated Certificate of Incorporation by striking out the text of Article IV. A., as it currently exists and inserting the following:

“IV.

A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred twenty-five million (125,000,000) shares. One hundred twenty million (120,000,000) shares shall be Common Stock, par value $.01 per share. Five million (5,000,000) shares shall be Preferred Stock, par value $.01 per share.”

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will be counted towards a quorum and will have the same effect as negative votes.
The Board of Directors Recommends
a Vote in Favor of Proposal 2
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since June 13, 2002. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board of Directors Recommends
a Vote in Favor of Proposal 3
Audit Fees
      During the last two fiscal years ended December 31, 2005 and 2004, respectively, the aggregate fees billed by Ernst & Young LLP for the professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Forms 10-Q were approximately $875,000 and $1,650,000, respectively.
Audit-Related Fees
      “Audit-related” fees are billed for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees.” These services include professional services requested by the Company in connection with review of SEC filings, merger and acquisition due diligence, employee benefit plan audits and attest services pursuant to Statement on Auditing Standard (SAS) No. 70. The aggregate Audit-Related Fees billed by Ernst & Young LLP were approximately $148,000 and $510,000 for the fiscal years ended December 31, 2005 and 2004, respectively.

Tax Fees
      Tax fees are billed for professional services for tax compliance, tax advice and tax planning. These services include assistance with tax return preparation and review, federal, state and international tax compliance, strategic tax planning services, including in connection with the Company’s international subsidiaries, and structuring of acquisitions. The aggregate fees billed by Ernst & Young LLP for these services were approximately $526,000 and $509,000 for the fiscal years ended December 31, 2005 and 2004, respectively.
All Other Fees
      During the last two fiscal years ended December 31, 2005 and 2004, respectively, there were no fees billed by Ernst & Young LLP for professional services other than those described above.
Pre-Approval Policies and Procedures
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the Company’s independent auditors. The Audit Committee meets with the Company’s independent auditors to pre-approve the annual scope of accounting services to be performed, including all audit and non-audit services, and the related fee estimates. Pre-approval is detailed as to the particular service or category of services to be provided and is generally subject to a specific budget. The Audit Committee also meets with the Company’s independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to the Company’s earnings announcements, to review the results of their work. As appropriate, management and the Company’s independent auditors update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved.
      Under its charter, the Audit Committee has the authority and responsibility to review and approve the retention of the Company’s outside auditors to perform any proposed permissible non-audit services. The Audit Committee may delegate this authority to one or more Committee members, but any approvals of non-audit services made pursuant to this delegated authority must be presented to the full Committee at its next meeting. To date, the Audit Committee has not delegated its approval authority, and all audit and non-audit services provided by Ernst & Young LLP have been pre-approved by the Audit Committee in advance.
Auditors’ Independence
      The Audit Committee has determined that the rendering of all the aforementioned services by Ernst & Young LLP were compatible with maintaining the auditors’ independence. During the fiscal year ended December 31, 2005, none of the total hours expended on the Company’s financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP’s full-time permanent employees.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of April 1, 2006, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)

Name and Address of Beneficial Owner	Number of Shares	Percent of Total

J&W Seligman & Co. Incorporated	1,844,150	4.7%
100 Park Avenue New York, NY 10017
T. Rowe Price Associates, Inc.	2,265,800	5.7%
100 E. Pratt Street Baltimore, MD 21202
Joel A. Ronning(2)	2,170,385	5.3%
Thomas M. Donnelly(3)	38,750	*
Carter D. Hicks(4)	39,047	*
William J. Lansing(5)	131,698	*
Thomas F. Madison(6)	42,302	*
Perry W. Steiner(7)	41,123	*
J. Paul Thorin(8)	96,123	*
Frederic M. Seegal(9)	48,498	*
All directors and executive officers as a group (8 persons)(10)	2,607,926	6.3%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o Digital River, Inc., 9625 West 76th Street, Eden Prairie, Minnesota 55344. Applicable percentages are based on 39,492,865 shares outstanding on April 1, 2006, adjusted as required by rules promulgated by the SEC.

(2)	Includes 1,229,582 shares issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(3)	Includes 28,750 shares issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(4)	Includes 33,750 shares issuable upon exercise of options exercisable within 60 days of April 1, 2006. Mr. Hicks retired as Chief Financial Officer in July 2005 and remained with the Company as a non-executive employee through the remainder of 2005.

(5)	Includes 117,498 shares issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(6)	Includes 26,770 shares issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(7)	Includes 35,623 shares issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(8)	Includes 75,623 shares issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(9)	Includes 42,498 shares issuable upon exercise of options exercisable within 60 days of April 1, 2006.

(10)	See footnotes number 2 through 9 above. Includes 1,590,094 shares issuable upon exercise of options exercisable within 60 days of April 1, 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005.
Equity Compensation Plan Information

	(A)		(B)	(C)

				Number of Securities
			Weighted-average	Remaining Available for
	Number of Securities to		Exercise Price of	Future Issuance Under
	be Issued Upon Exercise		Outstanding	Equity Compensation Plans
	of Outstanding Options,		Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights		and Rights	Reflected in Column (A))

Equity compensation plans approved by security holders	4,523,385	(1)	$16.69	1,928,584	(2)
Equity compensation plans not approved by security holders(3)	63,750		$0.00	23,750
Total	4,587,135		$16.46	1,952,334

(1)	Includes 4,523,385 shares of the Company’s Common Stock to be issued upon exercise of outstanding stock options granted under the 1998 Plan.

(2)	Includes 1,928,584 shares of the Company’s Common Stock available for issuance under the 1998 Plan, but does not include 628,036 shares of the Company’s Common Stock available for issuance under the 2000 Employee Stock Purchase Plan.

(3)	The Company’s Inducement Equity Incentive Plan (the “Inducement Plan”), which was in effect as of December 31, 2005, and was the only equity compensation plan not approved by security holders, was adopted by the Board in 2005 in connection with an acquisition. A total of 87,500 restricted shares of Company stock were initially reserved for issuance under the Inducement Plan. In December 2005, the Company issued 63,750 shares under the Inducement Plan, subject to vesting. In January 2006, the Company issued the remaining 23,750 shares, also subject to vesting. In accordance with applicable rules, no stockholder approval was required for the Inducement Plan.

COMPENSATION OF DIRECTORS
      In 2005, non-employee directors received cash compensation of $2,500 for each regular board meeting they attended in person, which compensation decreased to $1,000 if the meeting was attended telephonically. In addition, each non-employee director received an annual option to purchase 10,000 shares of the Company’s Common Stock, which vested quarterly over a three-year period, and a second option to purchase an additional 10,000 shares of the Company’s Common Stock, which becomes 100% exercisable if and only if the non-employee director continued to hold the shares underlying the first option for the full three-year vesting period. This structure is designed to further align the directors’ interests with the interests of the Company’s stockholders and to provide incentives for the directors to make a long-term investment in and retain their equity holdings in the Company.
      In addition to the aforementioned option grants, which were made to all non-employee directors, in 2005, the chairmen of the Compensation and Finance Committees and the Board’s Lead Director, received additional option grants of 5,000 shares; the chairman of the Audit Committee received an additional option to purchase 12,500 shares; and each member of the Audit Committee (other than the chairman) received an annual option to purchase another 5,000 shares of Common Stock. All of these options vest quarterly over a three-year period beginning on the date of grant. No options were granted in 2005 to the members of the Nominating and Corporate Governance Committee for services on that committee.
      In February 2006, the Board of Directors of the Company approved modifications to the compensation program for the Company’s non-employee directors. Under the program, non-employee directors will continue to receive cash compensation in the amount of $2,500 for each regular meeting of the Board they attend in person, which compensation decreases to $1,000 if the meeting is attended telephonically. In addition, each non-employee director will now receive an annual retainer in the amount of $15,000, payable quarterly. Further, each non-employee director will receive an annual restricted stock grant of 5,000 shares of the Company’s Common Stock, which will vest annually, one-third per year, over a three-year period. This structure is designed to further align the directors’ interests with the interests of the Company’s stockholders and to provide the directors with an incentive to maximize long-term stockholder value.
      In addition to the aforementioned restricted stock grants, which will be made to all non-employee directors, the chairmen of the Compensation, Nominating and Corporate Governance and Finance Committees will each receive an additional annual restricted stock grant of 1,000 shares; the chairman of the Audit Committee will receive an additional annual restricted stock grant of 2,000 shares; and members of the Audit Committee (other than the chairman) and the Board’s Lead Director will each receive an annual restricted stock grant of 500 shares. All of these restricted stock grants will vest annually, one-third per year, over a three year period. The Board of Directors will annually evaluate and consider whether to maintain or modify the compensation program for the non-employee directors.

COMPENSATION OF EXECUTIVE OFFICERS
Summary of Compensation
      The following table shows for the fiscal years ended December 31, 2005, 2004 and 2003, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other most highly compensated executive officers at December 31, 2005, who received compensation in excess of $100,000 in fiscal year 2005 (the “Named Executive Officers”). At December 31, 2005, the Company had only one such other executive officer.
Summary Compensation Table

						Long Term
						Compensation
						Awards
		Annual Compensation
						Securities
					Other Annual	Underlying	All Other
		Salary	Bonus		Compensation	Options	Compensation
Name and Principal Position	Year	($)	($)		($)	(#)	($)(1)

Joel A. Ronning	2005	$250,000	$1,000,000	(2)	—	—	$18,150	(5)
Chief Executive Officer	2004	250,000	1,000,000	(3)	—	200,000	6,500
	2003	250,000	600,000	(4)	—	200,000	5,300
Thomas M. Donnelly(6)	2005	$193,558	$100,000	(2)	—	125,000	$7,000
Chief Financial Officer	2004	—	—		—	—	—
	2003	—	—		—	—	—
Carter D. Hicks(7)	2005	$147,808	—		—	—	$7,000
Former Chief Financial	2003	250,000	—		—	50,000	6,500
Officer	2002	241,730	—		—	50,000	5,300

(1)	Represents amounts attributable to each of Messrs. Ronning, Donnelly and Hicks for 401(k) matching contributions by the Company.

(2)	Paid in March 2006 for performance in 2005.

(3)	Paid in March 2005 for performance in 2004.

(4)	Paid in March 2004 for performance in 2003.

(5)	Includes $11,150 in life insurance premiums paid by the Company for Mr. Ronning.

(6)	Represents partial year salary. Mr. Donnelly joined us as Vice President — Finance in February 2005 and was elected to the position of Chief Financial Officer in July 2005. His annual salary is $250,000.

(7)	Mr. Hicks retired as Chief Financial Officer in July 2005 and remained with the Company as a non-executive employee through the remainder of 2005.
Stock Option Grants and Exercises
      The Company grants options to its executive officers under its 1998 Plan. At last year’s annual meeting, stockholders of the Company approved an amendment and restatement of the Company’s 1998 Stock Option Plan that combined the 1998 Stock Option Plan with the Company’s 1999 Stock Option Plan and gave the Company the flexibility to grant restricted stock awards, restricted stock unit awards and performance shares, in addition to incentive and nonstatutory stock options, to the directors, employees and consultants of the Company and its subsidiaries under the combined plan. As part of the amendment and restatement of the 1998 Stock Option Plan approved by the stockholders, the 1999 Stock Option Plan was suspended so that no new stock options would be granted thereunder and the shares of Common Stock that were available for issuance under the 1999 Stock Option Plan are now available for issuance under the 1998 Plan and any shares of Common Stock underlying stock options outstanding under the 1999 Stock Option Plan that terminate unexercised will be available for issuance under the 1998 Plan.

      As of April 1, 2006, options to purchase a total of 4,400,003 shares were outstanding under the 1998 Plan and options to purchase 1,611,016 shares remained available for grant thereunder.
      The following tables show for the fiscal year ended December 31, 2005, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:
Option Grants in Last Fiscal Year

Individual Grants
Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of
	Underlying	Granted to			Stock Price Appreciation
	Options	Employees	Exercise or		for Option Term(4)
	Granted	in Fiscal	Base Price	Expiration
Name	(#)	Year(2)	($/Sh)(3)	Date	5% ($)	10% ($)

Joel A. Ronning	—	—	—	—	—	—
Thomas M. Donnelly(1)	50,000	5.90%	$30.69	02/10/2015	$965,000	$2,446,000
	50,000	5.90%	$25.23	05/10/2015	$793,000	$2,011,000
	25,000	2.95%	$28.75	06/15/2015	$452,000	$1,146,000
Carter D. Hicks(5)	—	—	—	—	—	—

(1)	Stock options vest over four years with respect to 25% on the first year anniversary and 6.25% each three months thereafter and expire ten years from the date of grant, or earlier upon termination of employment.

(2)	Based on options to purchase 846,678 shares of the Company’s Common Stock granted in the fiscal year ended December 31, 2005.

(3)	All options were granted at the fair market value of the Company’s Common Stock on the date of grant.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company’s estimate or projection of the future Common Stock price.

(5)	Mr. Hicks retired as Chief Financial Officer in July 2005 and remained with the Company as a non-executive employee through the remainder of 2005.
Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-end Option Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2005		December 31, 2005(2)
	Acquired	Value
	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($)(1)	(#)	(#)	($)	($)

Joel A. Ronning	445,000	$14,910,000	1,154,582	187,500	$24,623,000	$2,161,000
Thomas M. Donnelly	—	—	0	125,000	$0	$250,000
Carter D. Hicks(3)	78,338	$2,004,000	8,333	51,459	$76,000	$867,000

(1)	The value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price.

(2)	The valuations are based on the fair market value of the Company’s Common Stock on December 31, 2005, of $29.74 minus the exercise price of the options.

(3)	Mr. Hicks retired as Chief Financial Officer in July 2005 and remained with the Company as a non-executive employee through the remainder of 2005.

Employment Agreements

Employment Agreement with Joel A. Ronning
      Effective August 8, 2005, the Company entered into an employment agreement with Joel A. Ronning, the Company’s Chief Executive Officer, which superseded the prior employment agreement between the parties. The term of the employment agreement is for a period of two years (the “Expiration Date”) with automatic one-year renewals if not terminated prior to the Expiration Date (as extended in connection with any renewed term). Mr. Ronning’s compensation pursuant to the employment agreement consists of a base salary of $250,000. In 2005, Mr. Ronning’s compensation also included a cash bonus of $1,000,000 based on his and the Company’s performance, which was paid in early 2006. In addition, in February 2006 Mr. Ronning was granted stock options to purchase an aggregate of 200,000 shares of the Company’s Common Stock as part of his compensation. Future annual bonuses will be determined at the discretion of the Compensation Committee and approved by the Board. The Company may grant stock options, restricted stock, stock appreciation rights, or other incentive equity (“Incentive Equity”) to Mr. Ronning in the future at the discretion of the Board or a committee of the Board. In the event of Mr. Ronning’s termination under certain circumstances, including upon a change in control of the Company, he will be entitled to termination payments equal to his base salary at the time of termination plus a weighted three year average of his annual bonus amount, as well as a continuation of certain employee benefits for a period of 12 months. In the event of a change of control, any unvested Incentive Equity held by Mr. Ronning will immediately vest and become exercisable. The acceleration of Incentive Equity in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company. In the event of a change of control, such payments and benefits may be reduced if any payment or benefit would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Mr. Ronning also has agreed not to compete with the Company in countries or territories where the Company conducts business for a period of 12 months following termination under certain circumstances.

Employment Offer Letter with Thomas M. Donnelly
      Effective July 1, 2005, the Company entered into an employment offer letter with Thomas M. Donnelly, the Company’s Chief Financial Officer. Pursuant to this letter, Mr. Donnelly’s annual base compensation will be $250,000. Mr. Donnelly is eligible to participate in the Company’s employee benefits and equity incentive plans and had previously been granted options to purchase 125,000 shares of Common Stock.

Employment Agreement with Carter D. Hicks
      Effective July 1, 2005, the Company entered into an employment agreement with Carter D. Hicks, in connection with his retirement from the position of the Company’s Chief Financial Officer. Under the terms of the agreement, Mr. Hicks will continue as a non-executive employee of the Company until June 30, 2006 unless Mr. Hicks accepts other employment. From July 1, 2005 until June 30, 2006 (unless earlier terminated), Mr. Hicks will receive a monthly salary of $3,000 and his stock options will continue to vest as scheduled. In connection with this employment agreement, Mr. Hicks also entered into a release, a non-solicitation and a non-competition agreement with the Company.
Compensation Committee Interlocks and Insider Participation
      The Company’s Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Seegal. No current member of the Compensation Committee is or has ever been an officer or employee of the Company, or has had any relationship with the Company that is required to be disclosed under Item 404 of Regulation S-K. No executive officer of the Company serves on the board of directors or as a member of a compensation committee of any entity that has or has had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION2
Introduction
      The Company’s executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the “Committee”). The Committee consists of three independent directors who are not, and have never been, employees or officers of the Company. The Committee is responsible for the design, administration and oversight of the compensation and benefits programs for the Company’s executive officers, including the Chief Executive Officer, and the Committee’s determinations are reviewed with all of the non-employee directors of the Company.
Philosophy
      The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the Company and its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and equity incentives to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate and individual performance. The policies, plans and programs are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All policies, plans and programs are reviewed at least annually to ensure that they meet the current strategies and needs of the business. In 2006, the Committee plans to retain an independent consulting firm as an advisor and resource to assist the Committee in further developing and executing the Company’s total compensation strategy.
Compensation Plans
      The Company’s executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

Base Salary
      Base salary is the fixed portion of executive compensation targeted at the median level for technology companies with similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.
      The Committee reviews with the Chief Executive Officer an annual salary plan for the Company’s executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company’s Chief Executive Officer based on publicly available competitive compensation information on organizations with similar characteristics, such as size, scope of operations, revenue growth and business focus, and on performance judgments as to the past and expected future contributions of the individual executives. Additional factors include levels of responsibility, breadth of knowledge and expertise and prior experience. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee’s assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

2 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Annual Incentives
      The variable portion of executive compensation is paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Accordingly, the bonus plan for 2005 was based on achieving certain revenue and earnings levels. The Committee believes these goals are the strongest drivers of long-term value for the Company. The bonus payable to the Chief Executive Officer was based on the pre-established performance goals related to exceeding revenue and earnings targets and the Company’s overall performance during the year as described.

Equity Incentives
      Long-term equity incentives are provided through grants of stock options, restricted stock and performance shares to executive officers and other key employees pursuant to the Company’s 1998 Plan. The stock component of compensation is intended to retain and motivate employees to grow long-term stockholder value. Initial grants of stock options are generally made to eligible employees upon commencement of employment. Following the initial hire, additional equity incentive grants may be made to participants pursuant to a periodic grant program or following a significant change in job responsibilities, scope or title. Stock options under the 1998 Plan generally vest over a four-year period and expire ten years from the date of grant. Stock options are granted at fair market value and have value only if the Company’s stock price increases. The Committee believes this element of the total compensation program directly links the executive’s interests with those of the stockholders and the long-term performance of the Company.
      The Committee establishes the number and terms of options and restricted stock granted under the 1998 Plan to the executive officers. The Committee encourages executives to build a substantial ownership investment in the Company’s Common Stock. Outstanding performance by an individual executive officer is recognized through larger equity grants.
      The Committee has delegated authority to the Company’s Chief Executive Officer for granting certain options to employees. All options granted by the Chief Executive Officer require acknowledgement by the Board of Directors. The Compensation Committee retains the authority to approve equity grants to executive officers and directors of the Company.
      Out of a total of 846,678 options granted in 2005, executive officers of the Company received grants for 125,000 shares, or approximately 14.8% of the total options granted in 2005.
      As an integral component of its long-term strategic planning process, the Committee evaluates a number of factors impacting its employee compensation philosophy, including the Company’s stage of growth, competitive environment, business complexity and market opportunity. One of the key conclusions from this analysis was that Digital River continues to operate in a high growth environment that is subject to rapid change, complexity and a multitude of business risks. To continue its record of success in this challenging environment, the Company believes that its compensation practices must remain competitive with practices of peer group companies with similar growth rates and long-term opportunities.
Compensation of Chief Executive Officer
      The compensation of Mr. Ronning, the Company’s Chief Executive Officer, consists of all three of the above-described components. The Committee believes that the compensation awarded to Mr. Ronning should reflect the Company’s overall performance and, accordingly, for the year ended December 31, 2005, the Committee used a number of factors and criteria to determine Mr. Ronning’s compensation, including the Company’s ability to achieve a full year of profitability, penetrate new markets, complete strategic acquisitions, and manage operating expenses.
      The Committee did not increase Mr. Ronning’s base salary in 2005 from the prior year. This reflected the Committee’s belief that Mr. Ronning’s base salary is at a competitive level for similar technology companies. However, based upon the Company’s overall performance in 2005 and the achievement of pre-established performance goals, as well as Mr. Ronning’s leadership of the Company’s management throughout the year, a bonus of $1,000,000 was paid to Mr. Ronning.
      The Committee reviewed market data for similar technology companies to determine whether to grant Mr. Ronning equity incentives. Based on Mr. Ronning’s 2005 performance, in February 2006 the Committee determined to grant him an option to acquire 200,000 shares of the Company’s Common Stock. The Committee believes that Mr. Ronning’s compensation is comparable to that received by the chief executive officers of similar technology companies.

Section 162(m)
      Digital River is limited by Section 162(m) of the Code to a deduction for federal income tax purposes of up to $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it meets certain technical requirements to be classified as “performance-based compensation.” Although the Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forego deductibility when the Committee believes it to be in the best interests of the Company and its stockholders.
      The Committee believes that the programs described above provide compensation that is competitive with comparable high growth technology companies, link executive and stockholder interests, and provide the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company’s performance and stockholder value as a basis for determining the Company’s ongoing compensation policies and practices.
COMPENSATION COMMITTEE
William J. Lansing, Chairman
Thomas F. Madison
Frederic M. Seegal

PERFORMANCE MEASUREMENT COMPARISON3
      The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a total stockholder return of an investment of $100 in cash on December 31, 2000 for (i) the Company’s Common Stock; (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the “Nasdaq Composite Index”); and (iii) the RDG Technology Composite Index. The RDG Technology Composite Index is composed of approximately 500 technology companies in the semiconductor, electronics, medical and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.
Comparison of Five Year cumulative total return
among Digital River, Inc., the Nasdaq Stock Market (U.S.) Index,
and the RDG Technology Composite Index

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

3This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are Digital River stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Investor Relations, Digital River, Inc., 9625 West 76th Street, Eden Prairie, Minnesota 55344 or contact our Investor Relations department at (952) 253-1234. The Company will promptly deliver upon written or oral request a separate copy of the annual report or proxy statement to a security holder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Kevin L. Crudden

Kevin L. Crudden
Secretary
Eden Prairie, Minnesota
April 28, 2006
      A copy of the 2004 Annual Report to Stockholders accompanies this Proxy Statement. The Company’s annual report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, is available at no charge to stockholders upon written request to the Company at Investor Relations, Digital River, Inc., 9625 West 76th Street, Eden Prairie, Minnesota 55344. Copies also may be obtained without charge through Digital River’s website at www.digitalriver.com, as well as the SEC’s website at www.sec.gov.

APPENDIX A
DIGITAL RIVER, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
STATEMENT OF POLICY
      The primary purpose of the Audit Committee shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company’s independent outside auditors. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.
      The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the auditors and the Company’s financial management.
COMPOSITION
      The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market applicable to Audit Committee members. To the extent mandated by the requirements of the Nasdaq National Market, at least one member of the Audit Committee shall be a “financial expert” within the meaning of such requirements. The members of the Audit Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Audit Committee shall be filled by the Board. The Committee’s chairperson shall be designated by the Board or, if it does not do so, the Audit Committee members shall elect a chairperson by vote of a majority of the full Audit Committee.
MEETINGS AND MINUTES
      The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting will be prepared and distributed to each member of the Audit Committee, members of the Board who are not members of the Audit Committee and the Secretary of the Company. The Chairperson of the Audit Committee will report to the Board from time to time, or whenever so requested by the Board.
AUTHORITY
      The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Audit Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Audit Committee shall have authority to request that any of the Company’s outside counsel, outside auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.
RESPONSIBILITIES
      The primary responsibility of the Audit Committee shall be to oversee the Company’s financial reporting process (including direct oversight of the auditors) on behalf of the Board and to report the results of these activities to the Board. The Audit Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Audit Committee’s purpose and policy, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Audit Committee may supplement or (except as otherwise required by law or the applicable rules of Nasdaq) deviate from these activities as appropriate under the circumstances:

1. To evaluate the performance of the Company’s outside auditors, to consider their qualifications and to determine whether to retain or to terminate the firm of certified public accountants employed by the Company as its outside auditors, which retention shall be subject only to ratification by the Company’s stockholders.

2. To review and approve the engagement of the outside auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the auditors.

3. To review and approve the retention of the Company’s outside auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Committee at its next meeting.

4. To monitor the rotation of the outside audit partner with primary responsibility for the audit and the outside audit partner responsible for review of the audit as required by applicable law.

5. At least annually, to receive and review written statements from the outside auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the auditors.

6. To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K.

7. To discuss with the outside auditors and management, as appropriate, the results of the annual audit, including the auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the outside auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the outside auditors under Statement on Auditing Standards No. 61.

8. To discuss with management and the outside auditors the results of the auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the outside auditors under Statement on Auditing Standards No. 61. A member of the Committee may represent the entire Committee for purposes of this discussion.

9. To discuss with management and the outside auditors, as appropriate, the Company’s disclosures contained in earnings press releases and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

10. To review with management and the outside auditors major issues that arise regarding accounting principles and financial statement presentations, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

11. To review and discuss with management and the outside auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

12. To evaluate the cooperation received by the outside auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

13. To review with the outside auditors any management letter provided by the auditors and management’s response, if any, to such letter.

14. To review with the outside auditors any communications between the audit team and the firm’s national office with respect to issues presented by the engagement and to resolve any conflicts or disagreements between management and the outside auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts regarding financial reporting.

15. To confer with the outside auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of financial reporting controls in effect (including any special audit steps taken in the event of material control deficiencies).

16. Periodically, to meet in separate sessions with the outside auditors and senior management to discuss any matters that the Audit Committee, the outside auditors or senior management believe should be discussed privately with the Audit Committee.

17. To consider and review with management, the outside auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements and accounting policies.

18. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. To review with counsel, the outside auditors and management, as appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, compliance programs and policies.

20. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Audit Committee, such investigation is necessary or appropriate.

21. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

22. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

23. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Company’s independent auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

24. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.
      It shall be the responsibility of management to prepare the financial statements and the responsibility of the outside auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

DIGITAL RIVER, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 31, 2006
3:30 p.m.
Radisson Plaza Hotel
35 South 7th Street
Minneapolis, Minnesota 55402

DIGITAL RIVER, INC. 9625 West 76th Street, Eden Prairie, MN 55344	proxy

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the “Company”), will be held on Wednesday, May 31, 2006, at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, 55402 for the purposes stated on the reverse.
By signing the proxy, you revoke all prior proxies and appoint Joel A. Ronning and Thomas M. Donnelly, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 12, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.
See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 30, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/driv/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 30, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Digital River, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR all Proposals

1.	Election of directors:	01 William J. Lansing	☐	Vote FOR	☐	Vote WITHHELD
		02 Frederic M. Seegal		all nominees (except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, par value, $.01 per share, from 60,000,000 shares to 120,000,000 shares	☐ For	☐ Against	☐ Abstain

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.